EXHIBIT 32


                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Annual report of eRoomSystem Technologies, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David A. Gestetner, Chairman, President, Chief Executive Officer and Secretary (Principal Executive Officer and Principal Accounting and Financial Officer) of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ David A. Gestetner     President, Chief Executive Officer,    March 26, 2007
----------------------     Secretary and Chairman of the Board
David A. Gestetner         (Principal Executive Officer and
                           Principal Financial and Accounting Officer)